PRESS RELEASE

New Afton Cu-Au Project

Continued Success From Underground Exploration Drilling

New Mineralization Discovered 1 Km Below Surface

Up to 1.70% Cu, and 1.47g/t Au, over 112m

May 25 2006, Vancouver, British Columbia – New Gold Inc. (NGD:TSX/AMEX) is pleased to announce additional results from this year’s underground exploration program, at its New Afton Project, located 10 kilometers (km) west of Kamloops, British Columbia, Canada.

The reported results are from five (5) new underground exploration holes – UA-69, 70, 77, 79 and 80.  Additional results are also reported for hole UA-66 for which partial results were previously  released (April 4, 2006).  Results for these holes are shown in the attached table and figures.  All copper equivalent (Cu Eq.) grades are calculated using the following metal prices – Copper (Cu) US$0.85/lb; Gold (Au) US$375/oz; Silver (Ag) US$5.25/oz; and Palladium (Pd) US$200/oz.  This is consistent with the metal prices used in the existing independently calculated resource (by qualified person Gary Giroux, P.Eng).  All principal intervals were calculated using a cut-off grade of 0.70% Cu Eq., which is also consistent with the cut-off grade used in the calculation of the resource.

The highlights of these results were:

•

A new area of Cu-Au mineralization has been identified vertically below the current resource, with intersections of up to 1.70% Cu, and 1.47g/t Au, or 2.70% Cu Eq., over  a core length of 112 metres (m).

•

This mineralization has now been intersected in six (6) underground diamond drill holes and one (1) surface diamond drill hole.  It may represent a new zone or an extension of existing mineralization.

•

This new mineralization has been intersected over a vertical distance of more than 200m.

•

This mineralization has been intersected as much as 300m below the existing resource.

•

The maximum intersection depth of this mineralization was one kilometre (km) below surface.

•

The mineralization remains open in all directions and drilling continues to better define its distribution, continuity, and shape, and to test for additional extensions.

SUMMARY OF RESULTS

The results presented in this press release were from three (3) diamond drill rigs exploring beneath the current resource.  These rigs were targeting an area between hole UA-66 to the west and AF-38 to the east (see attached long section).  Hole UA-66 was the first underground exploration hole for which results were released (April 4, 2006) and intersected higher grade   Cu-Au mineralization on section 10E beneath the current resource with 2.27% Cu, 2.05g/t Au, 4.76g/t Ag, and 0.10g/t Pd, or 3.67% Cu Eq., over a core length of 21.6m.  The hole was stopped in mineralization as a result of technical difficulties.  Additional results received for hole UA-66 subsequent to the release of the initial results, indicate that this mineralization was wider than initially reported and contained 1.46% Cu, 1.34g/t Au, 3.06g/t Ag, and 0.06g/t Pd, or 2.37% Cu Eq., over a core length of 37.6m.  These results are included in the attached Table 1.

Hole AF-38 was completed (in August, 2001) as part of the original surface exploration program.  It encountered the deepest occurrence of Cu-Au mineralization from that program, intersecting 0.89% Cu, 0.48g/t Au, 2.47g/t Ag, and 0.10g/t Pd, or 1.26% Cu Eq., over a core length of 45m, approximately 240m below the resource model at a vertical depth of more than 900m on section 64E.  A narrower zone of higher grade mineralization was contained within this with 2.47% Cu, 1.19g/t Au, 7.45g/t Ag, and 0.11g/t Pd, or 3.34% Cu Eq., over a core length of 10m.

The results of the 5 new diamond drill holes together with those of the above 2 holes have confirmed the presence of additional mineralization over a vertical distance of more than 200m.  This mineralization has been intersected as much as 300m below the existing resource model and to a maximum depth of approximately 1km below surface.

In issuing this press release, President and CEO, Chris Bradbrook, stated, “We are particularly pleased with these results as they illustrate what we have long maintained, that mineralization remains open at depth.  This newly identified mineralization supports our geological model and has yet to be fully defined.  We continue to use 3 diamond drills underground, in the task of defining the full extent and geometry of this mineralization, and exploring for additional extensions.  In addition, we are currently investigating the potential for a program of deep surface diamond drilling to test for additional extensions of mineralization at depth.”

Hole 69 was drilled from Section 8E (see attached drill plan), holes 70 and 79 from Section 32E, and holes 77 and 80 from Section 20E.  The results of these holes are summarized in detail in Table 1.  However, the most significant intersection was from hole UA-69 which encountered 1.70% Cu, 1.47g/t Au, 3.51g/t Ag, and 0.09g/t Pd, or 2.70% Cu Eq., over a core length of 112m.  The deepest intersection was from hole UA-70 which intersected mineralization at a maximum depth of 1km below surface  (please note than on the attached sections this depth is shown as approximately 950m, which is the depth below the 0m datum level, which approximates the location of surface, and which has been used for reference purposes in all prior news releases of underground exploration work.  At the location above the intersection in UA-70 this datum level is below the surface, hence the intersection is actually 1km below surface)

While all holes encountered a core of higher grade mineralization, in many cases these were contained within a wider zone of more sporadic mineralization.  True widths have not been reported for this new mineralization as insufficient results have been obtained to accurately determine the true geometry of the mineralization.

The relationship of this mineralization to the current resource (termed the Main Zone) is currently being investigated.  They do appear to be physically separate, but may lie within the same structural zone which appears to control mineralization.  It is hoped that sufficient drilling can be completed in this mineralization to outline an Indicated resource which can be included in the ongoing Feasibility Study scheduled for completion by year end 2006.

Of additional interest was the fact that holes UA-66 and UA-69 both intersected previously unidentified Cu-Au mineralization at the start of the hole.  These are summarized in Table 1, however the most significant of these intervals was in hole UA-66 which intersected 0.42% Cu, 1.68g/t Au, 0.64g/t Ag, and 0.00g/t Pd, or 1.51% Cu Eq., over a core length of 16m.

The 5 new underground holes all passed near or through the current resource with results that generally were consistent with the resource model.

PROJECT UPDATE

Work on the Feasibility Study is well underway and proceeding according to schedule.  The trade-off studies to determine the appropriate mining method(s) are nearing completion, metallurgical sampling and preliminary testwork are underway and the permitting process is continuing.  The Feasibility Study is scheduled for completion by year end, 2006.

In addition to the 3 diamond drills underground, the Company has 2 diamond drills exploring surface targets, and conducting geotechnical drilling, on the New Afton and Ajax Projects.  Underground and Surface exploration results will be released systematically as results become available, are compiled and interpreted.

RESOURCE UPDATE

The existing mineral resource was estimated using the results of approximately 90 diamond drill holes completed from surface.  It was independently calculated from a kriged block model by qualified person Gary Giroux, P.Eng in 2003 and updated in 2004.  Metal prices used in the Scoping Study and the resource calculation were US$0.85 per lb Cu, US$375 per oz Au, US$5.25 per oz Ag, and US$200 per oz Pd.  At a cut-off of 0.70% Cu Eq. the Measured and Indicated Mineral Resource was estimated to be 68.7 Million Tonnes grading 1.68% Cu Eq. or 2.61 g/t Au Eq. (1.08% Cu, 0.85 g/t Au, 2.62 g/t Ag, 0.12 g/t Pd), which contains approximately 1.6 billion pounds of copper, and 1.9 million ounces of gold.  The Measured Resource category was calculated to be 9.5 Million Tonnes grading 1.29% Cu, 0.95 g/t Au, 3.44 g/t Ag, and 0.12 g/t Pd.  The Indicated Resource category was calculated to be 59.2 Million Tonnes grading 1.05% Cu, 0.83 g/t Au, 2.49 g/t Ag, and 0.12 g/t Pd.

The primary purpose of the ongoing Feasibility Study is to determine the economic parameters of, and potential for, developing the New Afton Project into a new underground mine.  As part of this Feasibility Study, a new resource will be calculated by incorporating the results of the underground infill drilling with those of the initial surface drilling.  The overall results of the infill program have correlated well with respect to the most significant part of the resource, which is the core of higher grade mineralization (>1.5% Cu Eq.).  A new geological interpretation incorporating the infill drilling is in progress.  Upon completion, it will form the basis for a new mineral resource estimate.  It is anticipated the new mineral resource will be available by the end of the first half of 2006, replacing the existing resource.  Completion of a positive feasibility study would enable the Company to upgrade a portion of these resources to reserves.  The amount ultimately converted to reserves will be dependent on a number of factors, including metal price assumptions, cut-off grades and mining methods.

QUALIFIED PERSON

These exploration results have been prepared and approved by Mike Hibbitts P.Geo., Vice President Exploration and Development for New Gold Inc. who is a Qualified Person under National Instrument 43-101.  He is therefore qualified to confirm the validity and veracity of these results.

A Quality Assurance/Quality Control Program (QA/QC) was established under the direction of Roscoe Postle Associates, a well known Canadian geological and mining consulting company.  Samples are analyzed at Eco Tech Laboratories of Kamloops, British Columbia, Canada.  Copper is analyzed through Aqua Regia digestion with AA finish.  Samples containing native copper are analyzed for “metallic” copper.  Gold is analyzed using a Fire Assay with an AA finish on a 30 gram sample.  The accuracy of analyses is constantly monitored by systematically submitting duplicate samples and control (or standard) samples to the Laboratory for analysis.

New Gold is in excellent financial condition with a current cash position of approximately CDN$80 million and no debt.  The Company has only 23.9 million shares outstanding (29.8 million shares fully diluted).

For further information on New Gold Inc. and the New Afton Project, please contact:

Chris Bradbrook

President and Chief Executive Officer

New Gold Inc.

601 - 595 Howe Street, Vancouver, B.C. V6C 2T5
Tel: 877-977-1067 or 604-687-1629, Fax: 604-687-2845
Email: invest@newgoldinc.com
Website: www.newgoldinc.com

Certain of the statements made and information contained herein is “forward- looking information” within the meaning of the Ontario Securities Act or “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 of the United States. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, risks and uncertainties relating to the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company’s expectations, metal recoveries, accidents, equipment breakdowns, title matters and surface access, labour disputes or other unanticipated difficulties with or interruptions in production, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain adequate financing on a timely basis and other risks and uncertainties, including those described under Risk Factors Relating to the Company’s Business in the Company’s Annual Information Form and in each management discussion and analysis. Forward-looking information is in addition based on various assumptions including, without limitation, the expectations and beliefs of management, the assumed long term price of copper and gold, that the feasibility study will confirm that a technically viable and economic operation exists, that the Company will receive required permits and access to surface rights, that the Company can access financing, appropriate equipment and sufficient labour and that the political environment within British Columbia and Canada will continue to support the development of environmentally safe mining projects so that the Company will be able to commence the development of the New Afton project within the timetable to be established by the feasibility study. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements.

Cautionary note to U.S. investors concerning estimates of Measured and Indicated Resources, and the use the terms “measured” and “indicated resources.”  We advise U.S. investors that, while those terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

WARNING:  The Company relies upon litigation protection for “forward-looking” statements.

TABLE 1

NEW AFTON COPPER – GOLD PROJECT

RESULTS OF UNDERGROUND EXPLORATION DRILLING

May 25, 2006

DDH	Azimuth*	Depth* (m)	Dip* (deg.)	Zone - Interval	From (m)	To (m)	Length (m)	True Thickness (m)*	Cu %	Au g/t	Ag g/t	Pd g/t	Cu Eq** (%)

UA-66	130	646	-64	A	2	18	16	Unknown[1]	0.42	1.68	0.64	0.00	1.51
				Main Zone - B	434	450	16	6	1.13	0.57	1.78	0.01	1.52
				New Min’n - C	608	646	38	Unknown[1]	1.46	1.34	3.06	0.06	2.37

UA-69	106	810	-64	New Min’n	596	708	112	Unknown[1]	1.70	1.47	3.51	0.09	2.70

UA-70	102	825	-65	New Min’n	732	770	38	Unknown[1]	0.97	1.21	1.80	0.18	1.83

UA-77	111	673	-59	Main Zone - A	294	476	182	87	0.78	0.96	1.38	0.15	1.45
				New Min’n - B	518	550	32	Unknown[1]	1.24	1.34	1.27	0.23	2.19

UA-79	102	749	-63	New Min’n - A	568	592	24	Unknown[1]	0.97	1.44	1.55	0.62	2.12
				New Min’n - B	636	680	44	Unknown[1]	0.78	0.76	1.02	0.07	1.29

UA-80	112	762	-63	Main Zone - A	326	364	38	16	1.11	1.19	1.79	0.00	1.89
				Main Zone - B	404	456	52	22	1.19	1.53	2.26	0.13	2.24
				New Min’n - C	560	650	90	Unknown[1]	1.39	1.26	2.11	0.20	2.29

*Numbers rounded to nearest whole number

 ** Copper Equivalent

Price assumptions used to calculate Copper Equivalent – Cu = $0.85/lb; Au = $375/oz; Ag = $5.25/oz; Pd = $200/oz

1 Insufficient data available to determine geometry to calculate true thickness

CLICK ON THE MAPS TO ENLARGE

New Gold Inc. - New Afton Copper-Gold Project
Underground Exploration Drilling Results
Section in Plane of Drill Hole UA-66 - Looking Northeast

May 25, 2006

200m
400m
600m
800m
1000m
2000 N
A
B
C
UA-69
UA-39
UA-66
AF-72
AF-74
AF-70
AF-76
AF-62
AF-64

2004 Resource Block Model

- Outline of Mineralization (limit of Detectable Cu & Au)
- **Cu Eq 1.00 - 1.50 %
- **Cu Eq > 1.50 %

* Using: Cu $0.85/lb; Au $375/oz; Ag $5.25/oz; Pd $200/oz
** Kriged Cu Equivalent *(%)

Diamond Drilling

- UA-66 — Current Underground Program
- AF64 — Previous Surface Exploration Program
- A, B — Interval Defined in Table 1
- Current Intersections >1.5% Cu Eq.
- Current Intersections 1.0-1.5% Cu Eq.
- Underground Exploration Decline/Cross-Cut

New Gold Inc. - New Afton Copper-Gold Project
Underground Exploration Drilling Results
Section in Plane of Drill Hole UA-69 - Looking Northeast

May 25, 2006

2000 N
200m
400m
600m
800m
1000m
D
AF-72
AF-74
UA-66
AF-70
AF-62
AF-76
UA-39
AF-64
UA-69

2004 Resource Block Model

Outline of Mineralization (limit of Detectable Cu & Au)

**Cu Eq 1.00 - 1.50 %

**Cu Eq > 1.50 %

* Using: Cu $0.85/lb; Au $375/oz; Ag $5.25/oz; Pd $200/oz
** Kriged Cu Equivalent *(%)

Diamond Drilling

UA-69 — Current Underground Program

AF62 — Previous Surface Exploration Program

A, B Interval Defined in Table 1

Current Intersections >1.5% Cu Eq.

Current Intersections 1.0-1.5% Cu Eq.

Underground Exploration Decline/Cross-Cut

New Gold Inc. - New Afton Copper-Gold Project

Underground Exploration Drilling Results

Section in Plane of Drill Holes UA-70 and UA-79- Looking Northeast

May 25, 2006

0m
200m
400m
600m
800m
1000m
2000 N
AF-45
AF-50
AF-46
AF-39
AF-37
AF-69
AF-49
AF-54
AF-41
AF-77
AF-78
UA-35
UA-33
UA-34
UA-36
UA-37
UA-31
UA-46
UA-48
UA-53
UA-49
A
B
UA-79
UA-70

2004 Resource Block Model

- Outline of Mineralization (limit of Detectable Cu & Au)
- **Cu Eq 1.00 - 1.50 %
- **Cu Eq > 1.50 %

* Using: Cu $0.85/lb; Au $375/oz; Ag $5.25/oz; Pd $200/oz
** Kriged Cu Equivalent *(%)

Diamond Drilling

- UA-70 — Current Underground Program
- AF49 — Previous Surface Exploration Program
- A, B — Interval Defined in Table 1
- Current Intersections >1.5% Cu Eq.
- Current Intersections 1.0-1.5% Cu Eq.
- Underground Exploration Decline/Cross-Cut

New Gold Inc. - New Afton Copper-Gold Project

Underground Exploration Drilling Results

Section in Plane of Drill Holes UA-77 and UA-80 - Looking Northeast

May 25, 2006

0m
200m
400m
600m
800m
1000m
2000 N
AF-62
AF-48
AF-64
D
UA-39
AF-40
UA-48
UA-52
AF-82
A
A
B
B
C
UA-77
UA-80

2004 Resource Block Model

- Outline of Mineralization (limit of Detectable Cu & Au)
- **Cu Eq 1.00 - 1.50 %
- **Cu Eq > 1.50 %

* Using: Cu $0.85/lb; Au $375/oz; Ag $5.25/oz; Pd $200/oz
** Kriged Cu Equivalent *(%)

Diamond Drilling

- UA-77 — Current Underground Program
- AF44 — Previous Surface Exploration Program
- A, B — Interval Defined in Table 1
- Current Intersections >1.5% Cu Eq.
- Current Intersections 1.0-1.5% Cu Eq.
- Underground Exploration Decline/Cross-Cut

New Gold Inc. - New Afton Copper-Gold Project

Long Section 2000N - Looking North

May 25, 2006
Section 0E
20E
40E
60E
80E
120E
200m
400m
600m
800m
1000m
0
200
metres
Pit
Outline
UA-66
UA-69
UA-77
UA-80
UA-79
UA-70
AF-38
2004 Resource Block Model
Outline of Mineralization
(limit of Detectable Cu & Au)
**Cu Eq 1.00 - 1.50 %
**Cu Eq > 1.50 %
Diamond Drilling
UA-79
Current Underground
Exploration Program
AF-38
Previous Surface
Exploration Program
A, B
Interval Defined in Table 1
Current Intersections >1.5% Cu Eq.
Current Intersections 1.0-1.5% Cu Eq.
* Using: Cu $0.85/lb; Au $375/oz; Ag $5.25/oz; Pd $200/oz
** Kriged Cu Equivalent *(%)

New Gold Inc. - New Afton Copper-Gold Project
Plan View Showing Surface Traces of Underground Exploration Drilling

May 25, 2006

Exploration Decline
Pit Outline
2000 N
Outline of Resource
(0.5% Cu Cut Off)
Cross-Cut
Section
16E
24
32
40
48
56
64
72E
80E
92E
UA-66
UA-69
UA-77
UA-80
UA-70
UA-79
0
100
200
300
metres